UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2008

Date of Report (Date of earliest event reported)

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14225	94-1741481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2008, the Company, Horizon Technology Funding Company LLC (“Horizon”) and Sand Hill Venture Debt III, LLC (“Sand Hill”) entered into an Agreement for Public Sale of Assets of FyreStorm, Inc., dated as of January 31, 2008 (the “Purchase Agreement”). Among other things, the Purchase Agreement provided that Horizon and Sand Hill would conduct a public foreclosure sale (the “Foreclosure Sale”) of certain properties and assets of FyreStorm, Inc. (“FyreStorm”) which were held as collateral (the “Collateral”) in the event of a default under the Venture Loan and Security Agreement by and among FyreStorm, Horizon and Sand Hill, dated as of August 18, 2006. The Purchase Agreement also provided that the Company would bid at such sale to purchase the Collateral. The Collateral included, among others, intellectual property rights to 29 U.S. patents and over 160 worldwide patent applications relating to digital predictive algorithms. The preceding description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On February 6, 2008, the Company, being the highest bidder at the Foreclosure Sale, successfully purchased the Collateral for $3,200,000.

Exar issued a press release on February 6, 2008 announcing the acquisition of the Collateral described above. The press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Agreement for Public Sale of Assets of FyreStorm, Inc. by Horizon Technology Funding Company LLC and Sand Hill Venture Debt III, LLC to Exar Corporation, dated as of January 31, 2008

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2008

EXAR CORPORATION

By:	/s/ J. Scott Kamsler
	Name:	J. Scott Kamsler
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Agreement for Public Sale of Assets of FyreStorm, Inc. by Horizon Technology Funding Company LLC and Sand Hill Venture Debt III, LLC to Exar Corporation, dated as of January 31, 2008

99.1	Press Release